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                                                                    Exhibit 99.0

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                      4300 West Cypress Street, Suite 600,
                              Tampa, Florida 33607
                       * (813) 283-7000 * (813) 283-7001

CONTACT:  David Koehler, CFO                  NEWS RELEASE
          813-283-7000                        Media, Michael Fox,
                                              Integrated Corporate Releations
                                              203-222-9013, for Checkers
                                              Daniel J. Dorsch Steps Down as CEO
                                              and Director of Checkers

     TAMPA, Fla., April 29 / PRNewswire-FirstCall/ -- Checkers Drive-In Restaurants, Inc. (Nasdaq: CHKR) announced today that its CEO and President, Daniel J. Dorsch, has resigned to pursue other personal and professional activities. Mr. Peter O'Hara, Chairman of the Board, will immediately assume the role of CEO and will shortly name an interim CEO who will be on site and responsible for managing day-to-day operations until a permanent CEO is hired.

     Mr. Dorsch stated, "With a three- year turnaround plan nearing completion, I believe that Checkers Drive-In has emerged as a leader in the QSR category. Not only is the balance sheet improved, but our adjusted earnings growth has been significant. As I leave the Company to spend more time with my family and pursue other professional interests, I am fully aware that the passion and dedication of our entire team made the difference. Going forward, I expect that drive-for-excellence will continue, and ultimately translate into sustained financial performance and long- term value for shareholders."

     Peter O'Hara, Chairman of the Board of Directors and CEO commented, "We thank Daniel for his contribution over the years and wish him well. As he would agree, the Board expects a smooth transition process to a permanent CEO, and with stronger results over the past three years, we believe Checkers will attract top quality candidates. To that end, we have engaged a national search firm to begin the process." Mr. O'Hara concluded, "Looking ahead, our development and financial goals remain intact and we are pleased that the core team that produced our recent results remains in place. Ultimately, we want to build on our first quarter momentum and focus on long-term value creation for our shareholders."

     About Checkers Drive-In Restaurants, Inc.

     As of March 24, 2003, Checkers Drive- In Restaurants, Inc. and its franchisees own 398 Checkers(R) operating primarily in the Southeastern United States and 380 Rally's(R) operating primarily in the Midwestern United States. Checkers is headquartered in Tampa, Florida.

For more information about the Company, please visit www.checkers.com.

     To access the quarterly call at 5:00 pm EDT on Tuesday, April 29, 2003 visit our web site at www.checkers.com.

     Except for historical information, this announcement contains "forward-looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include, but are not limited to: the uncertainties associated with litigation; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company and its franchisees to open new restaurants and operate new and existing restaurants profitability; increases in food, labor, utilities, employee benefits and similar costs; economic and political conditions where the Company or its franchisees operate; and new product and concept developments by food industry competitors. Further information regarding factors that could affect the Company's financial and other results is included in the Company's Forms 10Q and 10K, filed with the Securities and Exchange Commission.